UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 5, 2008, IDM Pharma, Inc. (the “Company”) issued a press release advising that on February 4, 2008 the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5). The notice further states that pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days (i.e., until August 4, 2008) to regain compliance. If, at any time before August 4, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company may regain compliance with Nasdaq’s Marketplace Rules. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days ) before determining that the Company has demonstrated the ability to maintain long-term compliance.
The notice indicates that if compliance with the minimum bid price rule is not regained by August 4, 2008, the Nasdaq staff will provide written notification that the Company’s common stock will be delisted, and at that time the Company may appeal the staff’s determination to a Listing Qualifications Panel. The notice also states that, alternatively, the Company may apply to transfer its common stock to The Nasdaq Capital Market if the Company satisfies the requirements for initial inclusion on The Nasdaq Capital Market, other than the minimum bid price requirement of Nasdaq Marketplace Rule 4310(c)(4), and that if the application is approved, the Company will be afforded the remainder of the Nasdaq Capital Market’s additional 180-day compliance period to regain compliance with the minimum bid price rule while on the Nasdaq Capital Market.
The Company will continue to monitor the bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance. To maintain its listing on the Nasdaq Global Market, the Company is also required, among other things, to either maintain stockholders’ equity of at least $10 million or a market value of at least $50 million. While the Company currently satisfies the stockholders’ equity requirement, it may not continue to do so.
The information contained in this current report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: February 5, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer